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                                                                    Exhibit 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our reports dated February 25, 2000 accompanying the consolidated financial statements of Taitron Components Incorporated and subsidiaries appearing in the 1999 and 1998 Annual Reports of the Company to its shareholders and included in the Annual Reports on Form 10-K for the year ended December 31, 1999 and 1998, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned reports and to the use of our name as it appears under the caption "Experts."


/s/ Grant Thorton

Los Angeles, California
March 20, 2000



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